UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)

June 19, 2008

____________________________

KODIAK ENERGY, INC.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

333-38558	734 7th Avenue S.W. Calgary, AB T2P 3P8 Canada	65-0967706
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(403) 262-8044
(Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry into a Material Definitive Agreement

Kodiak Energy, Inc. ("Kodiak" or the "Corporation") entered into a binding letter agreement with Brink Energy Ltd., a private Alberta corporation based in Calgary (“Brink”), with respect to a proposed Plan of Arrangement Agreement (the "Arrangement Agreement"). The Arrangement Agreement provides for Kodiak to acquire all the outstanding shares of Brink, a Canadian junior oil and gas exploration and development company. All dollar amounts in this report are in Canadian dollars unless otherwise stated. The transaction value based on a price of $1.15 per Brink Share will approximate $30,000,000.  Kodiak and Brink will negotiate and enter into the Arrangement Agreement on or before July 21, 2008 based on the terms of the letter agreement.

Subject to the terms and conditions set forth in the letter agreement, the transaction will be carried out pursuant to a plan of arrangement (the “Arrangement”) under the Business Corporations Act (Alberta) (the “ABCA”).  Pursuant to the Arrangement, the holders of common shares (“Brink Shares”) of Brink will receive for each Brink Share, at the election of the holder thereof, either: (i) 0.411 of a common share of Kodiak (“Kodiak Share”), or (ii) $0.575 plus 0.2055 of a Kodiak Share, subject to the aggregate maximum amount of cash paid to holders of Brink Shares pursuant to the Arrangement being $7 Million.  In the event that the holders of Brink Shares elect to receive more than an aggregate of $7 Million in cash, an adjustment will be made so that the amount of cash to be received by a holder electing to receive cash with respect to a Brink Share will be reduced pro rata and the balance of the purchase price for that Brink Share will be paid in Kodiak Shares at a deemed value of $2.80 per Kodiak Share. The per share consideration is subject to adjustment based on changes in the number of Brink Shares outstanding. Holders of Brink Shares (“Brink Shareholders”) may elect to receive shares exchangeable into Kodiak Shares (“Exchangeable Shares”).

The cash portion of the acquisition will be funded by Kodiak mostly with debt.  After closing the acquisition, Kodiak will file a registration statement for the Kodiak common shares to be issued upon exchange of the Exchangeable Shares. After closing the transaction, Brink will be a subsidiary of Kodiak and Brink Shareholders will own approximately 7% of Kodiak’s outstanding common shares, assuming Brink Shareholders elect to receive $7 Million in cash consideration. This report does not constitute an offer of any securities.

The directors and officers of Brink have agreed to vote their securities in favor of the Arrangement. The Arrangement is subject to regulatory and court approval and the approval by a majority of at least two thirds of holders of common shares and warrants of Brink, voting as a single class, who vote on the Arrangement. The mailing to the security holders of Brink of an information circular regarding the Arrangement is expected in July 2008. A Brink securityholders’ meeting is expected to be held in August 2008.  The completion of the combination is expected shortly thereafter, subject to receipt of necessary regulatory and court approval and satisfaction or waiver of conditions.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
                                      Not applicable

(b)	Pro forma financial information.
                                      Not applicable

(c)	Exhibits.
              99.1 Press Release dated June  19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK ENERGY, INC.
(Registrant)

Date: June 19, 2008	By:	/s/ William S. Tighe William S. Tighe Chief Executive Officer & President